Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $2.11 for the Quarter Ended December 31, 2014

OMAHA, Neb.--(BUSINESS WIRE)--January 19, 2015--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $2.11 on net income available to common shareholders of $1.5 million for the fiscal quarter ended December 31, 2014.

“We are pleased with our start to fiscal 2015. Our relentless focus on customer service and reliability leads to a virtuous circle of profitability for our Customers and AMCON,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “Our focused strategic plan continues to position us as a leader in the Convenience Distribution industry. AMCON is actively seeking acquisitions that can benefit from our extensive platform of services.”

“One of our goals is to develop our business in higher margin non-traditional products. In particular, foodservice continues to be an area of focus as our sales in this category grow,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution Segment.

“Industry growth in the retail health food sector has led to greater competition from new market entrants and has pressured sales. We have carefully rationalized our expense structure while maintaining our customary high level of customer service,” said Eric Hinkefent, President of AMCON’s Retail Health Food Segment.

“We continue to invest in information technology for internal and external purposes as well as our foodservice capability across the entire Company now that the Rapid City, South Dakota expansion is complete,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. Plummer added, “The nationwide trend of lower fuel prices helps our expense structure; however, our emphasis on growing the foodservice category requires refrigerated delivery equipment that increases fuel consumption. Additionally, we are logging more miles as we expand our territory to better serve our customers. We were pleased to close the December 31, 2014 quarter with shareholders’ equity of $58.0 million and consolidated debt of $24.8 million.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries Condensed Consolidated Balance Sheets December 31, 2014 and September 30, 2014

	December 2014	September 2014
	(Unaudited)
ASSETS
Current assets:
Cash	$173,707	$99,922
Accounts receivable, less allowance for doubtful accounts of $1.0 million and $0.8 million at December 2014 and September 2014, respectively	33,408,314	33,286,932
Inventories, net	47,495,141	43,635,266
Deferred income taxes	1,245,371	1,606,168
Prepaid and other current assets	6,578,677	5,034,570
Total current assets	88,901,210	83,662,858

Property and equipment, net	13,629,797	13,763,140
Goodwill	6,349,827	6,349,827
Other intangible assets, net	4,364,728	4,455,978
Other assets	316,706	448,149
	$113,562,268	$108,679,952
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,264,507	$16,412,895
Accrued expenses	5,408,114	6,891,308
Accrued wages, salaries and bonuses	2,080,691	2,647,969
Income taxes payable	491,450	1,603,614
Current maturities of long-term debt	343,777	341,190
Total current liabilities	24,588,539	27,896,976

Credit facility	20,812,554	15,081,783
Deferred income taxes	3,502,668	3,484,204
Long-term debt, less current maturities	3,648,704	3,735,702
Other long-term liabilities	136,991	139,003

Series A cumulative, Convertible Preferred Stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both December 2014 and September 2014.	2,500,000	2,500,000
Series B cumulative, Convertible Preferred Stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at both December 2014 and September 2014, and a total liquidation preference of $0.4 million at both December 2014 and September 2014.	400,000	400,000

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 615,822 shares outstanding at December 2014 and 602,411 shares outstanding at September 2014	6,811	6,677
Additional paid-in capital	14,721,867	13,571,909
Retained earnings	49,209,637	47,829,201
Treasury stock at cost	(5,965,503)	(5,965,503)
Total shareholders’ equity	57,972,812	55,442,284
	$113,562,268	$108,679,952

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Operations for the three months ended December 31, 2014 and 2013

	2014	2013
Sales (including excise taxes of $96.9 million and $97.3 million at December 2014 and December 2013, respectively)	$315,433,476	$305,625,557
Cost of sales	295,906,944	285,984,494
Gross profit	19,526,532	19,641,063

Selling, general and administrative expenses	16,181,122	16,492,263
Depreciation and amortization	576,305	624,040
	16,757,427	17,116,303
Operating income	2,769,105	2,524,760
Other expense (income):
Interest expense	237,142	301,995
Other (income), net	(7,067)	(30,231)
	230,075	271,764
Income from operations before income tax expense	2,539,030	2,252,996
Income tax expense	993,000	965,000
Net income	1,546,030	1,287,996
Preferred stock dividend requirements	(49,177)	(49,177)
Net income available to common shareholders	$1,496,853	$1,238,819

Basic earnings per share available to common shareholders	$2.44	$1.99
Diluted earnings per share available to common shareholders	2.11	1.73

Basic weighted average shares outstanding	612,560	622,226
Diluted weighted average shares outstanding	734,256	744,568

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Cash Flows for the three months ended December 31, 2014 and 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,546,030	$1,287,996
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	485,055	532,790
Amortization	91,250	91,250
(Gain) loss on sale of property and equipment	12,036	(7,704)
Equity-based compensation	289,551	342,160
Deferred income taxes	379,261	484,838
Provision for losses on doubtful accounts	186,750	130,000
Provision for losses on inventory obsolescence	10,420	38,803
Other	(2,012)	(2,011)

Changes in assets and liabilities:
Accounts receivable	(308,132)	(3,838,855)
Inventories	(3,870,295)	(4,900,694)
Prepaid and other current assets	(1,544,107)	(2,030,838)
Other assets	131,443	64,798
Accounts payable	(174,140)	995
Accrued expenses and accrued wages, salaries and bonuses	(1,033,434)	(928,307)
Income tax payable	(1,112,164)	(1,669,022)
Net cash flows from operating activities	(4,912,488)	(10,403,801)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(340,796)	(985,678)
Proceeds from sales of property and equipment	2,800	9,320
Net cash flows from investing activities	(337,996)	(976,358)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on bank credit agreements	5,730,771	13,908,025
Principal payments on long-term debt	(84,411)	(302,076)
Repurchase of common stock and Series B Convertible Preferred Stock	―	(1,941,918)
Dividends paid on convertible preferred stock	(49,177)	(49,177)
Dividends on common stock	(116,417)	(120,628)
Withholdings on the exercise of equity-based awards	(156,497)	(62,713)
Net cash flows from financing activities	5,324,269	11,431,513

Net change in cash	73,785	51,354

Cash, beginning of period	99,922	275,036
Cash, end of period	$173,707	$326,390

	2014	2013
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$223,385	$274,796
Cash paid during the period for income taxes	1,725,903	2,149,184

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	$60,737	$60,332
Issuance of common stock in connection with the vesting and exercise of equity-based awards.	1,240,842	1,154,869

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727